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                                                                   Exhibit 10.1

                                 PROMISSORY NOTE

$2,000,000                                                     January 23, 2001
                                                          Boston, Massachusetts


         FOR VALUE RECEIVED, ELIGIX, INC., a Delaware corporation (the "Company") promises to pay to the order of BIOTRANSPLANT INCORPORATED (the "Lender") the principal sum of TWO MILLION DOLLARS ($2,000,000), or so much as may be advanced by the Lender from time to time, together with interest thereon as provided below.

         1. Advances. The Lender agrees to advance to the Company funds up to $2,000,000 in increments of $500,000 within five (5) days of the Company delivering to the Lender a request for advance in the form attached hereto as Exhibit A.

         2. Interest. Interest shall accrue on the outstanding principal balance of this Note at an annual rate equal to the "Prime Rate" in effect from time to time. "Prime Rate" shall mean the rate of interest announced by Fleet National Bank from time to time as its "prime rate." Each change in such interest rate shall take effect simultaneously with the corresponding change in such Prime Rate. Interest on the outstanding principal balance shall commence to accrue as of the date hereof and shall continue to accrue until this Note is paid in full. Interest shall be calculated on the basis of actual days elapsed and a 360 day year. Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is two (2) percentage points above the Prime Rate then in effect. Such interest on overdue amounts until this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Company with respect to the payment of such interest has been discharged (whether before or after judgment).

         3. Payments. The entire outstanding principal balance, together with all accrued interest shall be forgiven concurrently with the closing of the transactions contemplated by that certain Agreement and Plan of Merger dated December 8, 2000 (the "Merger Agreement"), by and among the Company and BioTransplant Incorporated and others. Notwithstanding the foregoing, if the closing of the transactions contemplated by the Merger Agreement does not occur on or before June 30, 2001, then the entire outstanding principal balance, together with all accrued interest, shall be immediately due and payable on June 30, 2001. Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the Lender in its discretion. All payments by the Company under this Note shall be in immediately available funds.

         4. Default. Notwithstanding anything herein to the contrary, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):


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                   (a)  default in the payment or performance of this or any
                        other liability or obligation of the Company to the Lender, including the payment when due of any principal, premium or interest under this Note;

                   (b) the liquidation, termination of existence, dissolution, insolvency or business failure of the Company, or the appointment of a receiver or custodian for the Company or any part of its property; and

                   (c) the institution by or against the Company of any proceedings under the United States Bankruptcy Code of any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Company of a composition or an assignment or trust mortgage for the benefit of creditors.

                   Upon the occurrence of an Event of Default, the Lender shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

         5. Waivers. The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure on the part of the Lender in exercising any right or remedy hereunder, and no single, partial or delayed exercise by the Lender of any right or remedy shall preclude the full and timely exercise by the Lender at any time of any right or remedy of the Lender hereunder without notice. No course of dealing or other conduct, no oral agreement or representation made by the Lender or usage of trade shall operate as a waiver of any right or remedy of the Lender. This Note contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes every course of dealing, other conduct, oral agreement or representation previously made by the Lender. In the event that any court of competent jurisdiction shall determine that any provision, or portion thereof, contained in this Note shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and the remaining provisions of this Note shall nevertheless remain in full force and effect. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the Lender expressly referring to this Note and setting forth the provisions so excluded, modified or amended.

         6. Successors and Assigns. This Note shall be binding upon the Company and shall be enforceable against the Company and its successors and assignees, and shall inure to the benefit of the Lender and its successors, endorsees and assigns.

         7. Collection Costs. This Note shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, without regard to principles of conflicts of laws. The Company agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the Lender in enforcing the obligations of the Company under this Note.


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         8. Right of Offset. If and to the extent that the Lender or its successors or permitted assigns pursuant to the Merger Agreement is required to make any payment under the Merger Agreement to the Company and has failed to do so within the time required in the Merger Agreement, the Company may elect to deduct the amount of any such payment from amounts due to the Lender under this Note. The amount of any such deduction shall reduce by an equal amount the obligation of the Company to make such payment to the Lender. The Company shall provide to the Lender an accounting of amounts offset against payments due hereunder.

         9. Subordination to the Banks. To the extent there is any conflict between the provisions of this Section 9 and the other provisions of this Note, the provisions of this Section 9 shall control:

                   (a) the Lender subordinates to Silicon Valley Bank and MMG/GATX Partnership No. 1 and Transamerica Business Credit Corporation --Technology Finance Division (collectively, the "Banks") any security interest or lien that the Lender may have or in the future obtain in any property of the Company. Notwithstanding the respective dates of attachment or perfection of the security interest of the Lender and the security interest of the Banks, the security interest of the Banks in the property of the Company shall at all times be prior to the security interest of the Lender. Nothing in this Section 9 shall be construed as permitting the Lender to take a security interest or lien in any property of the Company.

                   (b) All indebtedness hereunder (the "Subordinated Debt") is subordinated in right of payment to all obligations of the Company to the Banks now existing or hereafter arising, together with all reasonable costs of collecting such obligations (including reasonable attorneys' fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding (the "Senior Debt").

                   (c) the Lender will not demand or receive from the Company (and the Company will not pay to the Lender) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Lender exercise any remedy with respect to any of the Banks' collateral, nor will the Lender commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, for so long as any portion of the Senior Debt remains outstanding. The foregoing notwithstanding, the Lender shall be entitled to receive each regularly scheduled payment of interest and principal that constitutes Subordinated Debt, provided that an event of default, as defined in the financing agreements between the


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                        Company and the Banks, has not occurred and is not
                        continuing and would not exist immediately after such payment.

                   (d) the Lender shall promptly deliver to the Banks, as jointly instructed by the Banks, in the form received (except for endorsement or assignment by the Lender where required by the Banks, as jointly instructed by the Banks) for application to the Senior Debt any payment, distribution, security or proceeds received by the Lender with respect to the Subordinated Debt other than in accordance with this Section 9.

                   (e) In the event of the Company's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Section 9 shall remain in full force and effect, and each Bank's claims against the Company and the estate of the Company shall be paid in full before any payment is made to the Lender.

                   (f) For so long as any of the Senior Debt remains unpaid, the Lender irrevocably appoints the Banks as the Lender's attorney-in-fact, and grants to the Banks a power of attorney with full power of substitution, in the name of the Lender or in the name of each of the Banks, for the use and benefit of the Banks, without notice to the Lender, to perform at each of the Bank's option the following acts in any bankruptcy, insolvency or similar proceeding involving the Company:

                        (i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of the lender if the Lender does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if the Banks elect respectively, in their sole discretion, to file such claim or claims; and

                       (ii) To accept or reject any plan of reorganization or arrangement on behalf of the Lender and to otherwise vote the Lender's claims in respect of any Subordinated Debt in any manner that both Banks deem appropriate for the enforcement of their rights hereunder.

                   (g) This Section 9 shall remain effective for so long as the Company owes any amounts to the Banks. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by the Banks for any reason (including, without limitation, the bankruptcy of the Company), this Section 9 and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been

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                        made and Lender shall immediately pay over to the Banks,
                        as jointly instructed by the Banks, all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to lender, the Banks may take such actions with respect to the Senior Debt as the Banks, in their sole discretion, may deem appropriate, including, without limitation, terminating advances to the Company, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior debt, and enforcing or failing to enforce any rights against the Company or any other person. No such action or inaction shall impair or otherwise affect the Banks' rights hereunder. Lender waives the benefits, if any, of any statutory or common law rule that may permit a subordinating the Lender to assert any defenses of a surety or guarantor against the Banks, or that may give the subordinating the Lender the right to require the Banks to marshal assets, and Lender agrees that it shall not assert any such defenses or rights against the Banks.

                   (h) The provisions of this Section 9 shall bind any successors or assignees of the Lender and shall benefit any successors or assigns of each of the Banks, and, if the Company refinances a portion of the Senior Debt with a new lender, such new lender shall be deemed a successor of the applicable Bank for the purposes of this Section 9. This Section 9 is solely for the benefit of the Lender and the Banks and not for the benefit of the Company or any other party.

                   (i) The provisions of this Section 9 may be amended only by written instrument signed by the Lender and each of the Banks.

                   (j) In the event of any legal action to enforce the rights of a party under this Section 9, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

                   (k) To the extent that Lender takes any action pursuant to the instructions of any Bank in accordance with this
                        Section 9, Lender shall not be liable to the Company or any Bank for any damages or loss resulting therefrom.

         10. Unsecured. The indebtedness evidenced by this Note is unsecured.


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                                  ELIGIX, INC.



                                     By: /s/ James Fitzgerald
                                         ------------------------------------
                                         Name:   James Fitzgerald
Witness                                  Title:  Senior Vice President, Finance
                                                 Operations, Chief Financial
                                                 Officer

ACCEPTED AND AGREED TO:

BIOTRANSPLANT INCORPORATED



By: /s/ Richard Capasso
    --------------------------------
     Name:  Richard Capasso
     Title: Vice President, Finance & Treasurer



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                                    EXHIBIT A

                          [LETTERHEAD OF ELIGIX, INC.]

To:      BioTransplant Incorporated:

         The undersigned hereby requests an advance in the amount of $ of the loan to be made pursuant to the Promissory Note dated January 23, 2001, made by the undersigned to the Lender in the stated, principal amount of $2,000,000.

                                              Very truly yours,

                                              Eligix, Inc.



                                              By:
                                                   Name:
                                                   Title:




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